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                                                                       EXHIBIT 5


                            CHRISTOPHER J. MORAN, JR.
                                 ATTORNEY AT LAW
                                 SECURITIES LAW
                             4625 Clary Lakes Drive
                           Roswell, Georgia 30075-5446

  TELECOPIER                                                         TELEPHONE
(770) 518-9640                                                    (770) 518-9542



                                                                October 30, 1998

U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      HealthTronics, Inc.
         Form SB-2 Registration Statement
         Exhibit Numbers 5 and 24.2

         Any no par value common shares of HealthTronics, Inc. sold pursuant to the captioned Form SB-2 Registration Statement shall be legally issued, fully paid and non-assessable.

         The law firm of Christopher J. Moran, Jr. consents to be named in the captioned Form SB-2 Registration Statement and further consents to the use of this opinion and consent in the captioned Form SB-2 Registration Statement.




                                             Christopher J. Moran, Jr.
                                             Attorney at Law


                                             By: Christopher J. Moran, Jr.
                                                --------------------------------
                                                 Christopher J. Moran, Jr.